EXHIBIT 21

Subsidiaries of the Registrant

As of March 1, 2010, the following is a list of the parent (Registrant) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
1.	PerkinElmer, Inc.	Massachusetts	N/A
2.	PerkinElmer Health Sciences, Inc.	Delaware	PerkinElmer Holdings, Inc. (76%)[1]
3.	PerkinElmer Illumination, Inc.	Delaware	PerkinElmer Sensors, Inc.
4.	PerkinElmer Receivables Company	Delaware	PerkinElmer, Inc.
5.	PerkinElmer Sensors, Inc.	Delaware	PerkinElmer Holdings, Inc.
6.	ViaCell, Inc.	Delaware	PerkinElmer Holdings, Inc.
7.	ViaCord, LLC	Delaware	ViaCell, Inc.
8.	PerkinElmer LED Solutions, Inc.	Illinois	PerkinElmer Sensors, Inc.
9.	PerkinElmer Holdings, Inc.	Massachusetts	PerkinElmer, Inc.
10.	NTD Laboratories, Inc.	New York	PerkinElmer Holdings, Inc.
11.	PerkinElmer Genetics, Inc.	Pennsylvania	PerkinElmer Holdings, Inc.
12.	PerkinElmer Genetics, L.P.	Pennsylvania	PerkinElmer Genetics, Inc.
13.	PerkinElmer Automotive Research, Inc.	Texas	PerkinElmer Holdings, Inc.
14.	Perkin-Elmer Argentina S.R.L.	Argentina	PerkinElmer Holdings, Inc.
15.	PerkinElmer Pty. Ltd.	Australia	PerkinElmer Holdings, Inc.
16.	PerkinElmer Vertriebs GmbH	Austria	Wellesley B.V.
17.	PerkinElmer Cellular Sciences Belgium Sprl	Belgium	Wellesley B.V.[2]
18.	PerkinElmer NV	Belgium	PerkinElmer Life Sciences International Holdings[3]
19.	PerkinElmer Life Sciences (Bermuda) Ltd.	Bermuda	PerkinElmer Health Sciences, Inc.
20.	PerkinElmer do Brasil Ltda.	Brazil	PerkinElmer International C.V. (94.6%)[4]
21.	Advanced Bioconcept Company	Canada	PerkinElmer BioSignal, Inc.
22.	PerkinElmer BioSignal, Inc.	Canada	PerkinElmer Life Sciences International Holdings
23.	PerkinElmer Canada, Inc.	Canada	PerkinElmer, Inc.
24.	PerkinElmer Health Sciences Canada Inc.	Canada	PerkinElmer BioSignal, Inc.
25.	PerkinElmer Investments Ltd. Partnership	Canada	PerkinElmer International C.V.[5]
26.	PerkinElmer Sciex Instruments	Canada	Advanced Bioconcept Company (50%)
27.	PerkinElmer Instruments International Ltd.	Cayman Islands	PerkinElmer International C.V.
28.	PerkinElmer Optoelectronics Philippines, Inc.	Cayman Islands	PerkinElmer International C.V.
29.	PerkinElmer Chile Ltda.	Chile	PerkinElmer Holdings, Inc.[6]
30.	PerkinElmer Industrial (Shenzhen) Ltd.	China	PerkinElmer Technologies GmbH & Co. KG
31.	PerkinElmer Instruments (Shanghai) Co. Ltd.	China	PerkinElmer Singapore Pte Ltd.
32.	Shanghai Sym-Bio LifeScience Co., Ltd.	China	PerkinElmer IVD Pte Ltd.
33.	Suzhou Sym-Bio LifeScience Co., Ltd.	China	Shanghai Sym-Bio Life Science Co., Ltd.
34.	PerkinElmer Danmark A/S	Denmark	Wallac Oy
35.	PerkinElmer Finland Oy	Finland	Wallac Oy
36.	PerkinElmer Investments Ky	Finland	PerkinElmer Finance Luxembourg S.à r.l.[7]

[1]	Packard BioScience Holding, B.V. owns 24%.
[2]	PerkinElmer International C.V. owns a de minimus share.
[3]	PerkinElmer, Inc. owns a de minimus share.
[4]	PerkinElmer Holdings, Inc. owns 5%; PerkinElmer Health Sciences, Inc. owns .4%.
[5]	PerkinElmer Holdings, Inc. owns a de minimus share.
[6]	PerkinElmer Health Sciences, Inc. owns a de minimus share.
[7]	PerkinElmer Holding Luxembourg S.à r.l. owns 1%.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
37.	PerkinElmer Oy	Finland	Wellesley B.V.
38.	Wallac Oy	Finland	PerkinElmer Oy
39.	Labmetrix Technologies I&T SA	France	PerkinElmer SAS
40.	PerkinElmer SAS	France	PerkinElmer Nederland B.V.
41.	Kourion Therapeutics GmbH	Germany	ViaCell, Inc.
42.	PerkinElmer Cellular Technologies Germany GmbH	Germany	PerkinElmer LAS (Germany) GmbH
43.	PerkinElmer Elcos GmbH	Germany	PerkinElmer LAS (Germany) GmbH
44.	PerkinElmer Holding GmbH	Germany	PerkinElmer, Inc.
45.	PerkinElmer Instruments International Ltd. & Co. KG	Germany	PerkinElmer International C.V.[8]
46.	PerkinElmer LAS (Germany) GmbH	Germany	PerkinElmer Holdings, Inc.
47.	PerkinElmer Technologies GmbH & Co. KG	Germany	PerkinElmer LAS (Germany) GmbH (58%)[9]
48.	PerkinElmer (Hong Kong) Ltd.	Hong Kong	PerkinElmer Holdings, Inc.
49.	PerkinElmer (India) Pte Ltd.	India	PerkinElmer Singapore Pte Ltd.[10]
50.	PerkinElmer Health Sciences Pte Ltd.	India	PerkinElmer IVD Pte Ltd. (85%)[11]
51.	PT PerkinElmer Batam	Indonesia	PerkinElmer Holdings, Inc.[12]
52.	PerkinElmer (Ireland) Ltd.	Ireland	Wellesley B.V.
53.	Perkin Elmer Italia SpA	Italy	PerkinElmer Srl
54.	PerkinElmer Srl	Italy	Wellesley B.V.
55.	PerkinElmer LAS Srl	Italy	PerkinElmer Holdings B.V.
56.	PerkinElmer Japan Co. Ltd.	Japan	PerkinElmer Life Sciences International Holdings (97%)[13]
57.	Perkin Elmer Yuhan Hoesa	Korea	PerkinElmer International C.V.
58.	PerkinElmer Finance Luxembourg S.à r.l.	Luxembourg	PerkinElmer Holding Luxembourg S.à r.l.
59.	PerkinElmer Holding Luxembourg S.à r.l.	Luxembourg	PerkinElmer International C.V.
60.	Perkin Elmer Sdn. Bhd.	Malaysia	PerkinElmer International C.V.
61.	Perkin Elmer de Mexico, S.A.	Mexico	PerkinElmer Holdings, Inc.[14]
62.	Lumac LSC B.V.	Netherlands	PerkinElmer Health Sciences B.V.
63.	Packard BioScience Holding, B.V.	Netherlands	PerkinElmer Holdings, Inc.
64.	PerkinElmer Holdings B.V.	Netherlands	PerkinElmer Holdings, Inc.
65.	PerkinElmer International C.V.	Netherlands	PerkinElmer Holdings, Inc.[15]
66.	PerkinElmer Health Sciences B.V.	Netherlands	PerkinElmer Life Sciences International Holdings
67.	PerkinElmer Nederland B.V.	Netherlands	Wellesley B.V.
68.	Wellesley B.V.	Netherlands	PerkinElmer Holding Luxembourg S.à r.l.
69.	PerkinElmer Norge AS	Norway	Wallac Oy
70.	EG&G Omni, Inc.	Philippines	PerkinElmer Holdings, Inc.
71.	PerkinElmer Instruments (Philippines) Corporation	Philippines	PerkinElmer Holdings, Inc.
72.	PerkinElmer Polska Sp zo.o.	Poland	Wellesley B.V.
73.	PerkinElmer Singapore Pte Ltd.	Singapore	PerkinElmer International C.V.[16]
74.	PerkinElmer IVD Pte Ltd.	Singapore	Wallac Oy
75.	ViaCell Singapore Pte Ltd.	Singapore	ViaCell, Inc.
76.	PerkinElmer España, S.L.	Spain	Wellesley B.V.
77.	PerkinElmer Sverige AB	Sweden	Wallac Oy

[8]	PerkinElmer Instruments International Ltd. owns a de minimus share.
[9]	PerkinElmer Holding GmbH owns 2%; PerkinElmer Automotive Research, Inc. owns 40%.
[10]	Wellesley B.V. owns a de minimus share.
[11]	Surendra Genetic Laboratory & Research Centre Pte Ltd. owns 15%.
[12]	PerkinElmer Singapore Pte Ltd. owns a de minimus share.
[13]	Wallac Oy owns 3%
[14]	PerkinElmer, Inc. owns a de minimus share.
[15]	PerkinElmer, Inc. owns 1%.
[16]	PerkinElmer Instruments International Ltd. owns 1%.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
78.	PerkinElmer (Schweiz) AG	Switzerland	Wellesley B.V.
79.	PerkinElmer Taiwan Corporation	Taiwan	PerkinElmer International C.V.
80.	PerkinElmer Limited	Thailand	PerkinElmer, Inc.
81.	PerkinElmer Exporters Ltd.	U.S. Virgin Islands	PerkinElmer Holdings, Inc.
82.	Avalon Instruments Ltd.	United Kingdom	Wellesley B.V.
83.	Clinical & Analytical Service Solutions Ltd.	United Kingdom	Wellesley B.V.
84.	Image Processing and Vision Co Ltd.	United Kingdom	Improvision Ltd.
85.	Improvision Ltd.	United Kingdom	Wellesley B.V.
86.	PerkinElmer LAS (UK) Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
87.	PerkinElmer Life Sciences International Holdings	United Kingdom	PerkinElmer Health Sciences, Inc.
88.	PerkinElmer Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
89.	PerkinElmer Q-Arc Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
90.	PerkinElmer (UK) Holdings Ltd.	United Kingdom	Wellesley B.V.
91.	PerkinElmer (UK) Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.